EXHIBIT 10(a)


                              TAIT, WELLER & BAKER
                          CERTIFIED PUBLIC ACCOUNTANTS
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY  10005


      We hereby consent to the use in Post-Effective Amendment No. 27 to the Registration Statement on Form N-4 (File No. 2-66295) of our report dated February 18, 2000 relating to the December 31, 1999 financial statements of First Investors Life Variable Annuity Fund A and our report dated February 18, 2000 relating to the December 31, 1999 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.

                                          /s/ TAIT, WELLER & BAKER
                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 19, 2000